                                                                   EXHIBIT 10.31

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                   AND 240.24B-2

Date: 12TH JULY 1990

Parties:

1. "The Licensor" : UNIVERSITY OF WALES COLLEGE OF MEDICINE whose principal office is at Heath Park Cardiff Wales CF4 4XN

2. "The Licensee": MOLECULAR LIGHT TECHNOLOGY LIMITED [an English Company] whose registered office is at 31-33 Newport Road Cardiff CF2 1TQ

                                    RECITALS

         A. The Licensor has developed and is the beneficial owner of a substantial body of valuable Technical Information as defined below relating to the measurement of analytes based upon the phenomenon of chemiluminescence which is applicable to immunoassay binding protein and other assay systems and is the beneficial owner of the Patent Rights relating thereto as defined below.

         B. The said Technical Information has already been sub-licensed by Bioanalysis by two Agreements one dated the 6th December 1984 in favour of Corning Glass Works and the other dated 21st January 1986 in favour of GenProbe Inc for particular uses only ["the excluded uses"].

         C. The Licensee wishes to receive and the Licensor is willing to grant a licence on the terms and conditions hereinafter set forth to use such information and to work under the said Patent Rights in order to manufacture, use, sell or otherwise deal in the said chemiluminescence technology save and except the excluded uses.

                              OPERATIVE PROVISIONS

1.       DEFINITIONS

         1.1 In this Agreement the following terms shall have the following meanings unless the context otherwise requires:

         "COPYRIGHT" All copyright and rights in the nature of copyright to which either party may now be or may subsequently become entitled in or in respect of all drawings and other

                                       1.

documents recordings in any form and all other articles bearing or embodying any part of the Technical Information.

         "EFFECTIVE DATE" 1st January 1990

         "IMPROVEMENTS" all improvements modifications or adaptations to any part of the Technical Information which might reasonably be of commercial interest to either party in the design manufacture or supply of the Products or in the operation of the Process and which may be made or acquired by either party during the term of this Agreement.

         "INVENTORS"

         "NET SALES VALUE" The invoiced ex-works sales value of the Products in an arm's length transaction exclusively for money after deduction of normal trade discounts actually granted and of any credits actually given by the Licensee for returned or defective goods and excluding or making proper deductions for any costs of packing insurance carriage and freight and Value Added Tax or other sales tax and in the case of export orders any import duties or similar applicable governmental levies or export insurance costs subject in all cases to the same being separately charged on customer invoices. In any sale or other disposal of any Products or part thereof otherwise than in any arm's length transaction exclusively for money the fair-market price [if higher] in the relevant country of disposal shall be substituted for the Net Sales Value.

         "PATENT RIGHTS" (i) the patent and applications short particulars whereof are set out in Schedule A hereto; (ii) all patent applications that may hereafter be filed in the Territory by or on behalf of the Licensor which either are based on or claim priority from any of the foregoing patents and applications or which are in respect of any Improvements to which either party is exclusively entitled; and (iii) all patents which may be granted pursuant to any of the foregoing patent applications.

         "PROCESS" the chemiluminescence technology referred to in recital A above and defined in the Patent Rights.

         "PRODUCTS" clinical diagnostic kits and/or components thereof and/or any other products incorporating the Process.

                                       2.

         "TECHNICAL INFORMATION" All know-how experience drawings designs circuit diagrams computer programs and all other technical information relating to the Products or the Process and which might reasonably be of commercial interest to either party in the design manufacture or supply of the Products or in the operation of the Process.

         "TERRITORY" the World

2.       TECHNICAL INFORMATION

         2.1 If the Licensee requires additional assistance the Licensor will use its best endeavours to provide it but accepts no further obligation in this respect. Any additional assistance so given shall be charged to the Licensee at the rate of (pound)500 sterling for each day of 8 working hours [and pro rata for any part day] that each member of the Licensor's staff is so engaged [including traveling time] plus all disbursements on travel and subsistence reasonably incurred together with the cost to the Licensor of providing them with such insurance cover as the Licensor may reasonably consider appropriate. All payment under this clause shall be made monthly in arrears in United Kingdom pounds sterling to the credit of such bank account as is designated in writing by the Licensor.

         2.2 The Licensor warrants that all Technical Information disclosed or to be disclosed to the Licensee hereunder is or will be to the best of the Licensor's knowledge and belief accurate [provided always that the Licensor will promptly correct any significant errors in the Technical Information subsequently discovered by the Licensor] but subject thereto the Licensor shall be under no further liability to the Licensee in respect of the Technical Information or of the manufacture use sale or other disposition of the Process or Products.

         2.3 The Licensee shall be exclusively responsible for the technical and commercial operation of the Process and for incorporating any modifications or developments thereto that might be necessary or desirable and for all Products sold or supplied by the Licensee and accordingly the Licensee shall indemnify the Licensor in respect of all costs damages and expenses incurred as a result of any claims by third parties in tort or otherwise against the Licensor arising in any way out of the use of any of the Technical Information by the Licensee.

                                       3.

         2.4 The Licensee undertakes that for so long as any part of the Technical Information remains subject to the obligations of confidence of clause 4 hereof it will not use the same for any purpose except as expressly licensed hereby and in accordance with the terms of this Agreement.

3.       IMPROVEMENTS

         3.1 Each party shall forthwith disclose to the other in confidence and in such detail as that other may reasonably require all Improvements that it may develop or acquire except insofar as such disclosure would disclose information derived from and subject to confidentiality obligations in favour of a third party.

         3.2 Improvements that the Licensor is due to disclose to the Licensee under clause 3.1 above shall be deemed to be part of the Technical Information for the purposes of the rights granted to the Licensee under clause 5 hereof.

         3.3 Save as otherwise provided herein Improvements arising from work carried out by the Licensor alone the Licensee alone or both parties jointly shall be the property of the Licensor.

         3.4 The Licensee shall have the irrevocable right to use such Improvements and to the extent necessary for such use a licence relating thereto including the right to grant sub-licences thereunder save as otherwise provided by clause 9.6 hereof. The Licensor hereby undertakes that on request it will confirm to any prospective sub-licensee the right of the Licensee pursuant to this paragraph to grant such a sub-licence

4.       CONFIDENTIALITY

         4.1 Each party agrees to maintain secret and confidential all Technical Information obtained from the other both pursuant to this Agreement and prior to and in contemplation of it and all other information that it may acquire from the other in the course of this Agreement to respect the other's proprietary rights therein to use the same exclusively for the purposes of this Agreement and to disclose the same only to those of its employees and contractors and sub-

                                       4.

licensees pursuant to this Agreement [if any] to whom and to the extent that such disclosure is reasonably necessary for the purpose of this Agreement.

         4.2 The foregoing obligations of clause 4.1 above shall not apply to Technical Information or other information which:

                  4.2.1 prior to receipt thereof from one party was in the possession of the other and at its free disposal;

                  4.2.2 is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other;

                  4.2.3 is or becomes generally available to the public through no act or default of the recipient party or its agents or employees.

         4.3 Notwithstanding the foregoing provisions the parties and any sub-licensees pursuant to this Agreement shall been entitled to disclose Technical Information of the other to actual or potential customers for Products insofar as such disclosure is reasonably necessary to promote the sale or use of Products.

         4.4 Each party shall procure that all its employees contractors and sub-licensees pursuant to this Agreement [if any] who have access to any information of the other to which the obligations of clause 4.1 apply shall be made aware of and subject to these obligations and shall further procure that so far as is reasonably practicable all of such employees contractors and sub-licensees shall enter into written undertakings in favour of the other party to this end in a form previously approved by the Licensor.

5.       GRANT OF RIGHTS

         5.1      The Licensor hereby grants to the Licensee :

                  5.1.1 an exclusive licence to use the Technical Information and under the Licensor's copyright to use the Process to manufacture Products; and

                                       5.

                  5.1.2 an exclusive licence to use sell or otherwise deal in Products manufactured under the licence of clause 5.1.1 anywhere in the Territory.

         5.2      The Licensor hereby agrees to grant to the Licensee:

                  5.2.1 an exclusive licence under the Patent Rights to use the Process to manufacture Products; and

                  5.2.2 an exclusive licence to use sell or otherwise deal in Products manufactured under the licence of clause 5.2.1 anywhere in the Territory.

         5.3 Provided always that the Licensee cannot use the Technical Information the Process and/or the Products for any of the excluded uses.

         5.4 The Licensee shall further be entitled to a licence under the Patent Rights so far as the same extend to any act of the Licensee licensed under clause 5.1 above.

         5.5 The parties hereto agree to execute a formal licence agreement substantially as set out in Schedule B hereto for the purposes of registering any patent licence granted pursuant to clause 5.4 above

         5.6 The Licensee shall with the prior consent in writing of the Licensor be entitled to sub-licence any of the rights hereby granted with a view to the commercial exploitation of the Process provided that the Licensee shall remain responsible for all acts and omissions of such sub-licensees as though they were by the Licensee. The Licensee shall forthwith deliver a copy to the Licensor of any sub-licence granted pursuant to this clause.

         5.7 For the avoidance of doubt it is hereby declared that the Licensee shall have no right hereunder to manufacture use or sell the Products or to use the Process otherwise than as expressly licensed to the Licensee hereby.

                                       6.

6.       PAYMENT

         6.1 Subject to clause 6.6 below the Licensee shall during the continuance of this Agreement pay to the Licensor the following percentages of the Royalties or other payments received by the Licensee [or any part thereof] namely:

First [...***...]         Next [...***...]     Next [...***...]   Remainder of Royalties

thereof                   thereof              thereof

[...***...]               [...***...]          [...***...]        [...***...]

         6.2 The Licensee shall during the continuance of this Agreement pay to the Licensor a royalty of [...***...] of the Net Sales Value of all Products [or any part thereof] manufactured by the Licensee and sold or otherwise supplied for money or money's worth. In the event that the Licensee is obliged to pay a royalty to a third party to develop use manufacture have manufactured market or sell Products the Licensee may reduce its payment obligation hereunder by an amount equal to the royalty to the third party but in any event the royalty payment to the Licensor shall not be less than [...***...] of the Net Sales Value.

         6.3 If any Products are incorporated in any other equipment or apparatus sold by the Licensee or any sub-licensee hereunder at a price which is included in the price for the other equipment or apparatus the Net Sales Value for the purpose of calculating royalties due hereunder shall be that proportion of the Net Sales Value of that other equipment or apparatus which is fairly attributable to such Products comparing the manufacturing cost of the other equipment or apparatus to that of the Products as components thereof.

         6.4

                  6.4.1 Payment under clause 6.1 shall be made within [...***...] of the receipt of the royalties or other payments by the Licensee

                  6.4.2 Payment under clause 6.2 shall be made within [...***...] of the end of each calendar quarter in respect of sales invoiced in that calendar quarter.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       7.

         6.5 At the expiration of a period of three years from the date hereof the relative proportion of the royalties due to each of the parties shall be reviewed by agreement in order to achieve a more equitable distribution subject always to the minimum royalty requirements of the Licensor mentioned in clause 6.6 below and to a maximum royalty requirement in any one year of [...***...].

         6.6 If the royalties payable under clauses 6.1 and 6.2 are less than [...***...] in the [...***...] of this Agreement [...***...] in the
[...***...] of this Agreement and [...***...] in the [...***...] of this
Agreement calculated for the [...***...] from the [...***...] the Licensee shall pay the difference between those respective sums and the royalty due under clauses 6.1 and 6.2 within 90 days of the end of the year concerned failing which the Licensor shall be entitled to terminate all the licences hereunder.

         6.7      All sums due under this Agreement:

                  6.7.1 are exclusive of any Value Added Tax which shall be payable in addition on the rendering by the Licensor of any appropriate Value Added Tax invoice;

                  6.7.2 shall be made in U.K. currency to the credit of a bank account to be designated in writing by the Licensor. Conversion into U.K. currency shall be calculated:

                           6.7.2.1 in the case of each royalty payment at the
rate of exchange ruling on the date the royalty payments are received

                           6.7.2.2 in the case of all other payments at the rate
of exchange ruling on the day payment is made or due whichever is earlier;

                           provided always that where any payment is made after the date provided therefor herein conversion shall be at the rate ruling at the date of payment if this is more favour able to the Licensor :

                  6.7.3 shall be made in full without deduction of taxes charges and other duties that may be imposed except insofar as any such deduction may be credited in full by the Licensor against the Licensor's own tax liabilities . The parties agree to cooperate in all respects necessary to take advantage of such double taxation agreements as may be available.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       8.

7.       RECORDS AND REPORTS

         7.1 The Licensee agrees to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable under clauses 6.1 and 6.2 which records and books of account shall upon reasonable notice of the Licensor be open at all reasonable times during business hours for inspection by the Licensor or its duly authorised agent for the purpose of verifying the accuracy of the Licensees reports hereunder. Copies may be taken of the records and books of account containing such information as properly should have been contained in any statement required to be furnished by the Licensee to the Licensor. The Licensor shall be solely responsible for the costs of such verification unless any reports are inaccurate in any material respect in which event the Licensee shall reimburse the Licensor for all his costs.

         7.2 The Licensee shall submit to the Licensor within 30 days of the end of each calendar quarter a statement setting forth with respect to the operations of the Licensee hereunder during that period the quantity of Products made used or sold and the Net Sales Value of Products.

         7.3 The Licensor agrees to maintain confidential all financial information received with respect to the Licensee's operations pursuant to the foregoing clauses 7.1 and 7.2.

8.       PERFORMANCE

         8.1      During the continuance of this Agreement the Licensee shall:

                  8.1.1 use its best endeavours to promote the distribution and sale of Products in the Territory as widely as its resources reasonably permit and will make available all necessary selling and manufacturing facilities to meet in full all demands for Products throughout the Territory. The Licensee shall seek to maximise such demand consistent only with the Licensee obtaining a reasonable rate of return on its assets employed in making and selling Products;

                  8.1.2 ensure that all Products supplied by the Licensee meet all such reasonable specifications as the Licensor may from time to time apply thereto and satisfy in performance quality construction and use the reasonable requirements of the Licensor and shall upon

                                       9.

reasonable notice from the Licensor give the Licensor or its authorised representative free access at any reasonable time to the premises of the Licensee for the purpose of ensuring that the Licensee is observing these obligations;

                  8.1.3 sell Products to any suitable buyer independently of any other products of the Licensee if so required;

                  8.1.4 ensure that all literature prepared by the Licensee and relating to Products bears an acknowledgment to the effect that they are subject to a licence from the Licensor and attach to all Products a label quoting relevant patent numbers and stating that such Products are made under licence from the Licensor;

                  8.1.5 include in the terms and conditions of sale or other supply of the Products a guarantee to the effect that the Licensee will during at least the period of 12 months from the date of such sale or supply replace at its own expense and free of charge any Products supplied by it that are defective by reason of faulty manufacture or through in adequate workmanship or materials;

                  8.1.6 provide adequate servicing facilities for any Products manufactured and/or supplied by the Licensee;

                  8.1.7 not act as agent of the Licensor and specifically not give any indication that it is acting otherwise than as principal and in advertising or selling Products not make any representation or give any warranty on behalf of the Licensor.

         8.2 The Licensee shall not during the continuance of the Agreement and for a period of 5 years from the date of its termination for any reason or until expiry of any relevant Patent Rights [whichever is the sooner] be directly or in directly concerned in the manufacture distribution sale or other supply in any part of the Territory of any manufactured goods which by reason of their properties and performance are commercially competitive with any Products.

         8.3 The Licensee shall at its own expense register or procure the registration of any licence agreement executed under clause 5.5 hereof.

                                      10.

9.       PATENTS

         9.1 The Licensor shall at its own cost diligently prosecute to grant all subsisting Worldwide patent applications within the Patent Rights so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents and shall maintain all Worldwide patents within the Patent Rights in force for the full terms thereof.

         9.2 In the event of any infringement by a third party of any of the Patent Rights in the Territory on such a scale as to affect prejudicially the Licensee's business in the Products to a substantial extent the Licensee may take all legitimate steps to halt such infringement. Subject to receiving advice from experienced Patent Counsel that infringement proceedings including any interlocutory proceedings where relevant stand a reasonable chance of success the Licensee may request the Licensor to lend its name to such proceedings and provide reasonable assistance and the Licensor will do so subject to the Licensee giving it an indemnity in respect of all costs damages and expenses that it may incur including any award of costs against it insofar as the aggregate of all such costs and damages may exceed that recoverable under the next following provisions. Where such infringement proceedings are conducted by the Licensee under the name of the Licensor the Licensee may apply all royalties due under clauses 6.1 and 6.2 hereof subsequent to the date of notification by the Licensee to the Licensor of the relevant infringement to defray any costs directly incurred by the Licensee [excluding award of costs in favour of third parties] provided however that the total liabilities or waiver of royalties of the Licensor hereunder shall in no circumstances exceed the sum of all royalties due subsequent to that date and up to the date of the delivery of the final decision in the relevant infringement proceedings and provided further that this provision shall only apply subject to the Licensee exercising all due diligence in pursuing the proceedings to a conclusion. Any damages recovered shall be dealt with in a manner which shall be fair and reasonable as between the Licensor and the Licensee.

         9.3 To the best of the Licensor's knowledge and belief the exercise of the rights granted or to be granted to the Licensee hereunder will not result in the infringement of valid patents of third parties. Subject thereto the Licensor gives no warranty in this respect and does

                                      11.

not give the Licensee any indemnity against costs damages expenses or royalties arising out of proceedings brought against the Licensee or any customer of the Licensee by any third party. Should the Licensee be sued for infringement of any patent or patents of the third party by reason of its operation of the Process or manufacture use or sale of the Products the Licensor shall on request assist the Licensee in its defence to such action to the extent that in all the circumstances it is reasonable to do so but shall otherwise be under no obligations in respect thereof. All costs of any such action shall be borne by the Licensee to whom shall belong all sums that may be recovered from the third party.

         9.4 If at any time during this Agreement the Licensee directly or indirectly opposes or assists any third party to oppose the grant of letters patent on any patent application within the patent rights or disputes or directly or in directly assists any third party to dispute the validity of any patent within the patent Rights or any of the claims thereof the Licensor shall be entitled at any time thereafter to determine all or any of the licences granted hereunder forthwith by notice thereof to the Licensee.

         9.5 The Licensor may at any time in respect of an Improvement elect not to pursue further an application for patent protection or to maintain any such patent protection as it may have obtained in which event the Licensor shall notify the Licensee and shall if so requested assign all rights it may have therein to the Licensee provided that the Licensor shall be entitled to a full irrevocable licence under all relevant rights.

         9.6 Subject to the foregoing each party shall be free to apply for patent protection for any invention not made in whole or in part by an employee of the other provided however that the specification in support thereof does not disclose any confidential information of the other.

         9.7 The Licensee shall on demand from the Licensor contribute one half of the costs incurred by the Licensor in maintaining in force any of the patent rights or applying for further patents.

                                      12.

10.      TERM AND TERMINATION

         10.1 Subject as hereinafter provided and clause 6.6 this Agreement shall continue in force in each country of the Territory until expiry of the last to expire of the patent rights in such country unless earlier terminated in accordance with the following provisions of this clause.

         10.2 If either party is in breach of any obligation on it hereunder and in the case of a breach capable of remedy it shall not have been remedied by the defaulting party within 30 days of written notice specifying the breach and requiring its remedy or if the Licensee becomes insolvent has a receiver appointed over the whole or any part of its assets enters into any compound with creditors or has an order made or resolution passed for it to be wound up [otherwise than in furtherance of a scheme for amalgamation or reconstruction] or if the ownership or control of the Licensee shall pass into the hands of any legal person which the Licensor in its reasonable discretion considers unsuitable for any reason whatsoever then the Licensor or in the case of breach the party not in breach of the obligation or condition may forth with terminate this Agreement by notice without prejudice to the accrued rights of either Party.

         10.3 Termination of this Agreement for any reason shall not bring to an end:

                  10.3.1   the secrecy obligations on the parties hereto;

                  10.3.2 the Licensee's obligations to pay royalties or other sums which have accrued due or which will become due in respect of sales under clause 10.4;

                  10.3.3 the obligations [if any] on the Licensee under clause 10.5;

                  10.3.4   the licences [ if any] under clauses 3.3, 3.5 and 9.6

         10.4 On termination of this Agreement for any reason the Licensee shall continue to have the right to complete deliveries on contracts in force at the date and to dispose of Products already manufactured subject to payment to the Licensor of royalties thereon in accordance with clause 6 above.

         10.5     On termination of this Agreement for any reason under clause
10.2 above the Licensee shall offer to the Licensor at cost all stocks of Products and promotional and other

                                      13.

literature relating thereto in its possession or control and shall provide the Licensor with all reasonable facilities to inspect the same and shall deliver up to the Licensor all production manuals and all other documents [including copies thereof] in its possession or control containing Technical Information remaining subject to the secrecy obligations of clause 4 hereof.

11.      FORCE MAJEURE

         11.1 If either party to this Agreement is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure and if such party gives written notice thereof to the other party specifying the matters constituting force majeure together with such evidence as it reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue then the party in question shall be excused the performance or the punctual performance as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue.

         11.2 For the purpose of this Agreement "force majeure" shall be deemed to be any cause affecting the performance of this Agreement arising from or attributable to acts events omissions or accidents beyond the reasonable control of the party to perform and without limiting the generality thereof shall include the following:

                  11.2.1   strikes lock-outs or other industrial action;

                  11.2.2 civil commotion riot invasion war threat or preparation for war:

                  11.2.3 fire explosion storm flood earthquake subsidence epidemic or other natural physical disaster;

                  11.2.4 impossibility of the use of railways shipping aircraft motor transport or other means of public or private transport:

                  11.2.5 political interference with the normal operations of any party

                                      14.

12.      GENERAL

         12.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto and the irrespective legal successors but shall not otherwise be assignable by the Licensee without the written consent of the Licensor which consent shall not be unreasonably withheld.

         12.2 No variation or amendment of this Agreement shall bind either party unless made in writing in the English language and agreed to in writing by duly authorised officers of both parties.

         12.3 If any provision of this Agreement is agreed by the parties to be illegal void or unenforceable under any law that is applicable hereto or if any Court of competent jurisdiction in a final decision so determines this Agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree.

         12.4 The headings in this Agreement are for convenience only and are not intended to have any legal effect.

         12.5 A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

13.      NOTICES

         13.1. Any notice required to be given hereunder by either party to the other shall be in writing and shall be served by sending the same by registered or recorded delivery post to the address of the other party as given herein or to such other address as that party may have previously notified to the party giving notice as its address for such service.

         13.2. All notices documents communications and any other data to be provided under this Agreement shall be in the English language unless otherwise agreed

                                      15.

14.      GOVERNING LAW AND DISPUTES

         14.1. The construction validity and performance of this Agreement shall be governed in all respects by English law

         14.2. All disputes arising in any way out of or affecting this Agreement shall be referred to arbitration in London under the rules of conciliation and arbitration of the International Chamber of Commerce before a single arbitrator whose decision shall be final

         AS WITNESS the hands of the parties hereto the day and year first before written

                                      16.

                                   SCHEDULE A

                                  PATENT RIGHTS

                         PARTICULARS OF GRANTED PATENTS

  CASE NO.         SHORT TITLE        COUNTRY      PATENT NO.        STATUS      RENEWALS DUE
  --------         -----------        -------      ----------        ------      ------------
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
                                                  [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]    [...***...]

                       PARTICULARS OF PENDING APPLICATIONS

  CASE NO.         SHORT TITLE        COUNTRY     PATENT NO.         STATUS
  --------         -----------        -------     ----------         ------
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]
[...***...]        [...***...]      [...***...]   [...***...]      [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      17.

                                   SCHEDULE B

                     FORMAL PATENT LICENCE FOR REGISTRATION

Date:                       1990
Parties:
1.       "The Licensor" :
2.       "The Licensee" :

Recitals:

[A] The Licensor is the registered proprietor of United Kingdom Patent No. for an invention entitled
[B] By an Agreement dated the             day of            199
it was agreed between the parties thereto for the consideration therein mentioned that the Licensor would grant to the Licensee [an exclusive] [a non-exclusive] licence under the said Patent as herein set forth

[C] This Licence is granted in pursuance of the said Agreement and not in substitution therefor whereby nothing herein contained shall in any way derogate from the said Agreement which shall remain in full force and effect

Operative provision:

Pursuant to the said Agreement the Licensor hereby grants [and shall from the date of the publication of the application for the said Patent be deemed to have granted] to the Licensee [exclusive] [a non-exclusive] authority and licence to manufacture use exercise and sell the said invention and to do all other things within the scope of protection of the said Patent on the terms and conditions of the said Agreement whilst the said Patent shall remain in force unless this Licence shall be terminated prior thereto under provisions of the said Agreement or unless the said Agreement shall itself be terminated whereupon this Licence shall ipso facto terminate

IN WITNESS whereof the parties hereto have executed this licence the day and year first above written

                                      B-1.

THE COMMON SEAL of the Licensor          [SEAL of University of Wales College of
                                         Medicine]
Was hereunto affixed in the presence of:

                           Director

                           Secretary

THE COMMON SEAL of the Licensee          [SEAL of Molecular Light Technology
                                         Limited]
was hereunto affixed in the presence of:

                           Director

                           Secretary

SIGNED by                  /s/ Herbert Dutche
on behalf of the Licensor
in the presence of :-

SIGNED by                  /s/ James Stuart Woodhead
on behalf of the Licensee
in the presence of :-

                                      B-2.